UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 28, 2022

Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill

Baltimore, MD

21244

(Address of principal executive offices)

(443) 407-7564

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CNXA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant

On August 28, 2022, the Board of Directors and the audit committee of Connex Sports Technologies Inc. (the “Company”) approved the re-engagement of Mac Accounting Group, LLP (“Mac”) as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2022, effective immediately, and dismissed WithumSmith + Brown, PC (“Withum”) as the Company’s independent registered public accounting firm.

Until Withum was engaged on February 17, 2022, Mac was the Company’s auditor and had audited the Company’s consolidated financial statements for the fiscal years ended April 30, 2021 and 2020.

As previously reported in a current report on Form 8-K dated August 18, 2022, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, since the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended April 30, 2022, as previously reported by the Company on a Form 12b-25, it no longer complies with Nasdaq Listing Rule 5250(c)(1) for continued listing. As a result of not timely filing the Form 10-K, the Company was given 60 calendar days from the date of the letter (August 16, 2022), until October 17, 2022, to submit a plan to regain compliance and, if Nasdaq accepts such plan, Nasdaq may grant an exception of up to 180 calendar days from the original due date of the Form 10-K, or until February 13, 2023, to regain compliance. The reason for the re-engagement of Mac is the belief that Mac’s familiarity with the Company (due to its being the Company’s previous auditor) will permit it to complete the audit of the Company’s consolidated financial statements for the fiscal year ended April 30, 2022 in a more cost-effective and efficient manner than Withum.

Withum never issued an audit opinion on our financial statements, and during the course of their engagement there were no disagreements with Withum on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the matter in their audit opinion, if issued. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the period Withum was engaged as the Company’s auditor.

The Company provided a copy of the foregoing disclosures to Withum and requested that Withum furnish it with a letter addressed to the Securities and Exchange Commission stating whether Withum agrees with the above statements. A copy of Withum’s letter, dated September 6 2022, is filed as Exhibit 16.1 to this Form 8-K.

This Form 8-K contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the Company’s ability to complete the filing of the Annual Report on Form 10-K within the period prescribed by Nasdaq and the Company’s ability to timely file its periodic reports going forward, including, without limitation, its quarterly report for the three months ended July 31, 2022, the timing of which remains uncertain. These statements are based on current expectations as of the date of this current report and involve a number of risks and uncertainties, which may cause results to differ materially from those indicated by these forward-looking statements. These risks include, without limitation, risks related to the auditor’s ability to timely complete the Form 10-K, including the audited financial statements for the fiscal year ended April 30, 2022, and the Company’s ability to timely compile and prepare unaudited financial statements for the quarter ended July 31, 2022. Any reader of this current report is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable laws or regulations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report.

Exhibit No.	Description
16.1	Letter from WithumSmith + Brown, PC dated September 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNEXA sPORTS tECHNOLOGIES inc.

Dated: September 6, 2022	By:	/s/ Mike Ballardie
Chief Executive Officer